EXHIBIT 4.1

EMPLOYEE STOCK PURCHASE PLAN

ENERGY COMPOSITES CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Approved and Effective June 2, 2009

i

SECTION 14.	AMENDMENT, SUSPENSION OR TERMINATION		5
	(a)	Amendment	5
	(b)	Suspension or Termination	5

SECTION 15.	REPORTS AND NOTICES		5
	(a)	Statements	5
	(b)	Notices	5

SECTION 16.	TERM OF PLAN		5

SECTION 17.	DEFINITIONS		5
	(a)	Act	5
	(b)	Accumulation Period	5
	(c)	Board	6
	(d)	Code	6
	(e)	Committee	6
	(f)	Company	6
	(g)	Compensation	6
	(h)	Corporate Reorganization	6
	(i)	Designated Agent Holding Period	6
	(j)	Eligible Employee	6
	(k)	Exchange Act	6
	(l)	Fair Market Value	6
	(m)	Offering Period	7
	(n)	Participant	7
	(o)	Participating Company	7
	(p)	Plan	7
	(q)	Plan Account	7
	(r)	Purchase Price	7
	(s)	Stock	7
	(t)	Subsidiary	7

ii

ENERGY COMPOSITES CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF THE PLAN.

The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Stock by current and future Eligible Employees and to provide such Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Code and shall be administered, interpreted and construed in accordance with such provisions.

SECTION 2.  ADMINISTRATION OF THE PLAN.

(a)  Authority.  The Plan shall be administered by the Committee.

(b)  Responsibilities.  The Committee shall have full authority to construe, interpret and apply the terms of the Plan, determine eligibility, make decisions relating to the operation of the Plan and resolve any claims arising under the Plan.  The Committee may adopt such rules, guidelines and forms as it deems necessary or appropriate to implement and administer the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.  The Company shall pay all costs of administration of the Plan.

SECTION 3.  ENROLLMENT AND PARTICIPATION.

(a)  Offering Periods.  During the term of the Plan, two Offering Periods shall commence in each calendar year.  The Offering Periods shall consist of the six-month periods commencing on each January 1 and July 1.  Notwithstanding the foregoing, the first Offering Period under the Plan will commence on the day on which a registration statement under the Act with respect to Stock to be purchased hereunder shall be effective and end on the earlier of the next June 30 or December 31 thereafter.

(b)  Accumulation Periods.  An Accumulation Period shall run concurrent with each Offering Period.

(c)  Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee.  The enrollment form shall be filed with the Company at the designated location, or with the designated person, before the start date of such Offering Period.

(d)  Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 8(b).  A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.  A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

(e)  Applicable Offering Period.  For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

(i)           Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) below.

(ii)           When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4.  EMPLOYEE CONTRIBUTIONS.

(a)  Frequency of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions.  Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b)  Amount of Payroll Deductions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock, but not less than $10 for each pay period.  The Committee may determine, in its sole discretion, to establish a maximum dollar amount or percentage of Compensation Participants may authorize for payroll deductions during any Accumulation Period or calendar year.  Any such limit established by the Committee shall apply to all Participants and meet the requirements of Section 423 of the Code.

(c)  Changes in Payroll Deductions.  If a Participant wishes to change the rate of payroll deductions, he or she may do so by filing a new enrollment form with the Company at the designated location, or with the designated person, at any time.  The new payroll deduction rate shall be effective for the next Offering Period.

(d)  Tax Withholding.  Payroll deductions under the Plan are subject to income and employment tax withholding.  By executing an enrollment form, each Participant agrees that such income and employment tax withholding may be deducted from other Compensation of the Participant.

SECTION 5.  WITHDRAWAL FROM THE PLAN.

(a)  Withdrawal.  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the designated location, or with the designated person, at any time before the last day of an Accumulation Period.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

(b)  Re-Enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c).  Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.

(a)  Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a).  A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)  Change in Employment Status.  If a Participant’s customary employment drops below five months per calendar year or less than 20 hours per week, such change in employment status shall be treated as an automatic withdrawal from the Plan under Section 5(a).

(c)  Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Participating Company in writing.  Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d)  Death.  In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate.  Such form shall be valid only if it was filed with the Company at the designated location, or with the designated person, before the Participant’s death.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)  Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Participating Company’s general assets and used for or applied to any corporate purpose.  No interest shall accrue on the amounts deducted from a Participant’s Compensation or credited to Plan Accounts.

(b)  Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

(i)           85% of the Fair Market Value of such share on the first trading day in such Accumulation Period; or

(ii)           85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

(c)  Number of Shares Purchased.  As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 5,000 shares of Stock with respect to any Offering Period nor the amounts of Stock set forth in Sections 8(b) and 13(a).  The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share. In the event any fractional share is rounded down to the next lower whole share, the amount of the Participant’s Plan Account that is not sufficient to purchase a whole share shall be retained in the Plan Account for the next Accumulation Period unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a).

(d)  Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)  Issuance of Stock.  A Participant in the Plan initially will hold his or her shares in book entry form through an agent designated by the Committee.  As soon as reasonably practicable after the close of the applicable Accumulation Period, the Company shall deliver the purchased shares to the agent designated by the Committee to hold shares for Participants. The Committee may establish a Designating Agent Holding Period to permit the tracking of disqualified dispositions of purchased shares.  A Participant may, after the expiration of the Designated Agent Holding Period, request that the agent deliver to him or her a certificate for the shares held for his or her account.

(f)  Unused Cash Balances.  Except as provided in Section 7(c), an amount remaining in the Participant’s Plan Account at the end of an Accumulation Period shall be refunded to the Participant in cash, without interest.

(g)  Stockholder Approval.  Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.

(a)  Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:

(i)           Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)           Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)           Each Participant shall be deemed to have the right to purchase 5,000 shares of Stock under this Plan with respect to each Offering Period.

(b)  Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 during any calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company). For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased.  Employee stock purchase plans not described in section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).  The limitations set forth in this Subsection are in addition to any other limitation the Committee may establish from time to time.

SECTION 9.  RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11.  NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period and are delivered to the agent designated by the Committee.

SECTION 12.  SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless a registration statement under the Act with respect to such shares shall be effective and the issuance and delivery of such shares otherwise comply with (or are exempt from) all applicable requirements of law, including without limitation the Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13.  STOCK OFFERED UNDER THE PLAN.

(a)  Authorized Shares.  The number of shares of Stock available for purchase under the Plan shall be 1,000,000 (subject to adjustment pursuant to this Section 13).  Stock subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or both.

(b)  Anti-Dilution Adjustments.  Subject to any required action by the stockholders of the Company and the 5,000-share limitation described in Section 7(c), the aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of shares of Stock effected without receipt or payment of consideration by the Company.

(c)  Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14.  AMENDMENT, SUSPENSION OR TERMINATION.

(a)  Amendment.  The Board may at any time and without notice amend the Plan in any respect; provided, however, that no amendment shall be made without the approval of the stockholders of Company to increase the aggregate number of shares of Stock which may be issued under the Plan (other than as provided in Section 13) or for which stockholder approval is required under applicable tax, securities or other laws.

(b)  Suspension or Termination.  The Plan and all rights of Participants under any offering hereunder may be terminated or suspended at any time and without notice at the discretion of the Board. Upon any suspension or termination of the Plan, all amounts in Plan Accounts shall in the sole discretion of the Committee be either (i) refunded to Participants in total or (ii) refunded to Participants to the extent not used to purchase Stock.  Such suspension or termination may be made without the approval of the stockholders of the Company or the consent of any Participant.

SECTION 15.  REPORTS AND NOTICES.

(a)  Statements.  Statements of account shall be provided to Participants at least annually, which statements shall set forth the amounts deducted from a Participant’s Compensation, the Purchase Price for Stock purchased under the Plan on the last day of each Accumulation Period, the number of shares of Stock purchased under the Plan on the last day of each Accumulation Period and such other information as the Committee may deem appropriate.

(b)  Notices.  All notices or other communications by an Eligible Employee or Participant to a Participating Company under or in connection with the Plan shall be deemed given when received by the Participating Company at the location, or by the person, designated by the Participating Company.

SECTION 16.  TERM OF PLAN.

The Plan shall continue in effect for a term of ten (10) years following the date of adoption by the Board, unless sooner terminated pursuant to Section 14.

SECTION 17.  DEFINITIONS.

(a)  “Act” means the Securities Act of 1933, as amended.

(b)  “Accumulation Period” means the period during which contributions may be made by Participants toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

(c)  “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means the Board or, to the extent permitted by law, such committee consisting exclusively of one or more officers or directors of the Company as may be appointed by the Board from time to time.  Nothing herein shall be construed as obligating the Board to delegate authority under the Plan, and the Board may at any time rescind the authority delegated to a committee appointed hereunder or appoint a new committee.

(f)  “Company” means Energy Composites Corporation, a Nevada corporation.

(g)  “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code.  “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.  The Committee shall determine whether a particular item is included in Compensation.

(h)  “Corporate Reorganization” means:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (other than one in which the Company is the surviving entity); or

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(i)  “Designating Agent Holding Period” means a reasonable period of time that purchased shares of Stock must be retained by an agent designated by the Committee to hold shares of Stock in book entry form on behalf of Participants in order to permit the tracking of disqualified dispositions of Stock.

(j)  “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i)	His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii)	He or she has been an employee of a Participating Company for not less than three consecutive months.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirement of section 423 of the Code.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)  “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)
If the Stock was traded on The Nasdaq National Market or the Over-the-Counter Bulletin Board on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such quotation service;

(ii)	If the Stock was traded on a stock exchange on the date in question, then the Fair Market

Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by The Nasdaq National Market, the Over-the-Counter Bulletin Board or a stock exchange.  Such determination shall be conclusive and binding on all persons.

(m)  “Offering Period” means the period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(n)  “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(o)  “Participating Company” means (i) the Company and (ii) each present or future Subsidiary of the Company.

(p)  “Plan” means this Energy Composites Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

(q)  “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(r)  “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(s)  “Stock” means the $0.001 par value common stock of the Company.

(t)  “Subsidiary” means a “subsidiary corporation” as defined under Section 424(f) of the Code.